EXHIBIT 13.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of Orion Engineered Carbons S.A. (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date:     March 3, 2016

By:    _/s/ Jack Clem__________________________
Jack Clem
Chief Executive Officer